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                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                             September 30, 1998

Standard Pacific Corp.
1565 W. MacArthur Boulevard
Costa Mesa, California  92626

     Re:  Standard Pacific Corp./Registration Statement on Form S-3

Ladies and Gentlemen:

     As counsel for Standard Pacific Corp., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $300,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities"), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (ii) shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of its Common Stock, par value $.01 per share (the "Common Stock"), or (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock. The Debt Securities, Preferred Stock, Common Stock and Warrants are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

     On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and to future
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Standard Pacific Corp.
September 30, 1998
Page 2


compliance with the pertinent provisions of the Act and, with respect to the Indentures and the Debt Securities, compliance with the Trust Indenture Act of 1939, as amended (the "TIA"), and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable, we are of the opinion that:

        1. When (a) the Debt Securities in substantially the form contained in (as appropriate) the Form of Senior Debt Securities Indenture, the Form of Senior Subordinated Debt Securities Indenture or the Form of Subordinated Debt Securities Indenture (as amended or supplemented in accordance with the respective terms thereof, each an "Indenture") shall have been authorized, executed and authenticated in accordance with the terms of the applicable Indenture, (b) the Indentures shall have been duly authorized, executed and delivered by the Company and qualified under the TIA and (c) the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

        2. When the Preferred Stock shall have been authorized, issued and sold as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

        3. When the Common Stock shall have been authorized, issued and sold as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Common Stock will be validly issued, fully paid and nonassessable.

        4. When the Warrants shall have been authorized, issued and sold as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Warrants will be duly authorized and valid and binding obligations of the Company.

     The opinions set forth above are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any such Security:

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Standard Pacific Corp.
September 30, 1998
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     (a) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security in conformity with the Company's Certificate of Incorporation, as amended through such time, and such authorization shall not have been modified or rescinded;

     (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;

     (c) the applicable Trustee and shall have been qualified under the TIA and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

     (d) in the case of an Indenture, Debt Security or agreement pursuant to which any Warrants are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

     (e) there will not have occurred any change in law affecting the validity or enforceability of such Security.

     This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of New York and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                    Very truly yours,

                                    /s/ Gibson, Dunn & Crutcher LLP
                                    GIBSON, DUNN & CRUTCHER LLP

RKM/GLS/TDS

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